Exhibit 99.1

Flywire Reports Second Quarter 2023 Financial Results

Second Quarter Revenue Increased 50.3% Year-over-Year

Second Quarter Revenue Less Ancillary Services Increased 54.4% Year-over-Year or 56.7% on a Constant Currency Basis

Second Quarter Gross Profit Increased 47.0% and Adjusted Gross Profit Increased 46.8% Year-over-Year

Company Provides Third Quarter Outlook and Raises Fiscal-Year 2023 Outlook

Boston, MA – August 8, 2023: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”) a global payments enablement and software company, today reported financial results for its second quarter ended June 30, 2023.

“I am extremely proud to report our excellent second quarter results, which capped off a strong first half of the year for us,” said Mike Massaro, CEO of Flywire. “Our performance and momentum across the business is a testament to the efforts of our global FlyMates who continue to execute against our growth strategies. Our ability to leverage high ROI initiatives to drive adjusted EBITDA gives us confidence for the second half of the year, leading us to increase our guidance for fiscal year 2023.”

Second Quarter 2023 Financial Highlights:

GAAP Results

•	Revenue increased 50.3% to $84.9 million in the second quarter of 2023, compared to $56.5 million in the second quarter of 2022.

•

Gross Profit increased to $48.8 million, resulting in Gross Margin of 57.5%, for the second quarter of 2023, compared to Gross Profit of $33.2 million and Gross Margin of 58.8% in the second quarter of 2022.

•	Net loss was $(16.8) million in the second quarter of 2023, compared to net loss of $(23.8) million in the second quarter of 2022.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 43% to $4.1 billion in the second quarter of 2023, compared to $2.9 billion in the second quarter of 2022.

•	Revenue Less Ancillary Services increased 54.4% to $79.5 million in the second quarter of 2023, compared to $51.5 million in the second quarter of 2022.

○	Revenue Less Ancillary Services at Constant Currency increased 56.7% year-over-year

•

Adjusted Gross Profit increased to $50.5 million, resulting in Adjusted Gross Margin of 63.5% in the second quarter of 2023, compared to Adjusted Gross Profit of $34.4 million and Adjusted Gross Margin of 66.8% in the second quarter of 2022. Second quarter of 2023 Adjusted Gross Profit and Adjusted Gross margins were negatively impacted approximately 150 basis points by settlement losses relating to foreign exchange transactions that are partially offset by hedges within the Company’s operating expenses. Second quarter 2022 Adjusted Gross Profit and Adjusted Gross Margin have been recast to align with the updated methodology as described in the Key Operating Metrics and Non-GAAP Financial Measures table below.

•	Adjusted EBITDA was $(0.1) million in the second quarter of 2023, compared to $(6.1) million in the second quarter of 2022.

Second Quarter 2023 Business Highlights:

•	Signed more than 165 new clients in the second quarter of 2023, one of the highest in company history

•

Strengthened its global education partner channel with DISCO, a market leader in international recruitment and career development, to optimize the cross-border tuition payments experience for students studying in Japan

•

Partnered with Tencent Financial Technology, to establish a direct connection to Weixin Pay (also known as WeChat Pay) as a payment option for Chinese students and families making tuition payments abroad enhancing our previous payer experience and easing reconciliation for institutions

•	Appointed to the 2023-2025 Payment Card Industry Security Standards Council (PCI SSC) Board of Advisors to help shape future PCI standards

•	Recognized for high employee satisfaction around the world and named a Most Loved Workplace®

Chief Financial Officer Transition

The Company is also announcing that Michael Ellis, the Chief Financial Officer, will be leaving Flywire in 2024 and the company is initiating a search for a successor.

“I want to thank Mike Ellis for his many contributions to Flywire. It has been a pleasure building Flywire with him over the past several years and we thank him for all he’s done to create our financial foundation to help us to where we are today,” said Massaro. “As we initiate the search for his successor, it will be business as usual for Flywire and Mike Ellis will be staying on in the interim to ensure a smooth transition in 2024.”

Third Quarter and Fiscal-Year 2023 Outlook:

Based on information available as of August 8, 2023, Flywire anticipates the following for the third quarter and fiscal-year 2023:

Third Quarter 2023*

Revenue	$121 to $128 million

Revenue Less Ancillary Services	$116 to $122 million

Adjusted EBITDA**	$24 to $28 million

Fiscal-Year 2023*

Revenue	$392 to $408 million

Revenue Less Ancillary Services	$372 to $380 million

Adjusted EBITDA**	$33 to $39 million

*	The Company has assumed foreign exchange rates prevailing as of June 30, 2023.
**

Flywire has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

These statements are forward-looking and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss second quarter 2023 financial results today at 5:30 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures table

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients. Beginning with the quarter ended December 31, 2022, Flywire has excluded depreciation and amortization from the calculation of our adjusted Gross Profit, which it believes enhances the understanding of the Company’s operating performance and enables more meaningful period to period comparisons. The Company’s previously reported Adjusted Gross Profit and Adjusted Gross Margin for the three months ended June 30, 2022 were recast to conform to the updated methodology and are reflected herein for comparison purposes.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) interest income, (iv) gain (loss) from the remeasurement of foreign currency, (v) indirect taxes related to intercompany activity, (vi) acquisition related transaction costs, if applicable, and (vii) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Revenue Less Ancillary Services at Constant Currency. Revenue Less Ancillary Services at Constant Currency represents Revenue Less Ancillary Services adjusted to show presentation on a constant currency basis. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on a constant currency basis to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute the Company’s revenue, gross profit, gross margin or net income (loss) prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Revenue Less Ancillary Services at Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items. Flywire has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports more than 3,500 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, including the ongoing effects of the COVID-19 pandemic and subsequent public health measures that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the recently enacted Inflation Reduction Act of 2022; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, expected to be filed with the SEC in the third quarter of

2023. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Akil Hollis

ir@Flywire.com

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$84,869	$56,537	$179,226	$121,090
Costs and operating expenses:
Payment processing services costs	33,804	21,820	67,659	46,073
Technology and development	16,016	13,204	30,539	24,180
Selling and marketing	27,273	18,887	51,707	36,495
General and administrative	24,584	20,023	52,697	38,843

Total costs and operating expenses	101,677	73,934	202,602	145,591

Loss from operations	$(16,808)	$(17,397)	$(23,376)	$(24,501)

Other income (expense):
Interest expense	(78)	(266)	(181)	(484)
Interest income	1,935	184	3,870	184
Gain (loss) from remeasurement of foreign currency	(755)	(5,240)	715	(7,567)

Total other income (expense), net	1,102	(5,322)	4,404	(7,867)

Loss before provision for income taxes	(15,706)	(22,719)	(18,972)	(32,368)
Provision for income taxes	1,107	1,078	1,524	1,578

Net loss	$(16,813)	$(23,797)	$(20,496)	$(33,946)
Foreign currency translation adjustment	2,449	(45)	2,082	(135)

Comprehensive loss	$(14,364)	$(23,842)	$(18,414)	$(34,081)

Net loss attributable to common stockholders - basic and	$(16,813)	$(23,797)	$(20,496)	$(33,946)

Net loss per share attributable to common stockholders - basic	$(0.15)	$(0.22)	$(0.19)	$(0.32)

Weighted average common shares outstanding - basic and	111,133,221	107,426,898	110,464,092	107,085,233

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$328,063	$349,177
Restricted cash	—	2,000
Accounts receivable, net	19,284	13,697
Unbilled receivables, net	6,779	5,268
Funds receivable from payment partners	43,321	62,970
Prepaid expenses and other current assets	16,272	17,531

Total current assets	413,719	450,643
Property and equipment, net	14,701	13,317
Intangible assets, net	92,522	97,616
Goodwill	98,967	97,766
Other assets	18,664	14,945

Total assets	$638,573	$674,287

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,658	$13,325
Funds payable to clients	81,958	124,305
Accrued expenses and other current liabilities	35,044	34,423
Deferred revenue	2,845	5,223

Total current liabilities	131,505	177,276
Deferred tax liabilities	12,086	12,149
Other liabilities	3,906	2,959

Total liabilities	147,497	192,384

Commitments and contingencies (Note 16)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2023 and December 31, 2022; and no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 112,229,190 shares issued and 109,911,468 shares outstanding as of June 30, 2023; 109,790,702 shares issued and 107,472,980 shares outstanding as of December 31, 2022	10	10
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 1,873,320 shares issued and outstanding as of June 30, 2023 and December 31, 2022	1	1
Treasury voting common stock, 2,317,722 shares as of June 30, 2023 and December 31, 2022, held at cost	(748)	(748)
Additional paid-in capital	677,343	649,756
Accumulated other comprehensive loss	170	(1,912)
Accumulated deficit	(185,700)	(165,204)

Total stockholders’ equity	491,076	481,903

Total liabilities and stockholders’ equity	$638,573	$674,287

Condensed Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(20,496)	$(33,946)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,876	5,784
Stock-based compensation expense	19,979	13,932
Amortization of deferred contract costs	228	161
Change in fair value of contingent consideration	410	(950)
Deferred tax benefit	(584)	(101)
Provision for uncollectible accounts	599	73
Non-cash interest expense	144	158
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,186)	(3,709)
Unbilled receivables	(1,511)	(620)
Funds receivable from payment partners	19,649	8,104
Prepaid expenses, other current assets and other assets	(1,030)	(3,677)
Funds payable to clients	(42,347)	(8,988)
Accounts payable, accrued expenses and other current liabilities	1,121	1,333
Contingent consideration	(467)	(4,524)
Other liabilities	(574)	(764)
Deferred revenue	(2,463)	143

Net cash used in operating activities	(25,652)	(27,591)

Cash flows from investing activities:
Capitalization of internally developed software	(2,812)	(2,534)
Purchases of property and equipment	(671)	(1,099)

Net cash used in investing activities	(3,483)	(3,633)

Cash flows from financing activities:
Contingent consideration paid for acquisitions	(1,207)	(3,320)
Payments of tax withholdings for net settled option exercises	—	(756)
Proceeds from the issuance of stock under Employee Stock	864	—
Proceeds from exercise of stock options	6,044	2,293

Net cash provided by (used in) financing activities	5,701	(1,783)

Effect of exchange rates changes on cash and cash equivalents	320	6,231

Net increase (decrease) in cash, cash equivalents and restricted	(23,114)	(26,776)
Cash, cash equivalents and restricted cash, beginning of year	$351,177	$389,360

Cash, cash equivalents and restricted cash, end of year	$328,063	$362,584

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions)

Modified Methodology

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$84.9	$56.5	$179.2	$121.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(5.3)	(4.8)	(10.2)	(9.8)
Marketing fees	(0.1)	(0.2)	(0.5)	(0.6)

Revenue Less Ancillary Services	$79.5	$51.5	$168.5	$110.7

Payment processing services costs	33.8	21.8	67.7	46.1
Hosting and amortization costs within technology and development	2.3	1.5	4.5	3.0

Cost of Revenue	$36.1	$23.3	$72.2	$49.1

Adjusted to:
Exclude printing and mailing costs	(5.3)	(4.8)	(10.2)	(9.8)
Offset marketing fees against related costs	(0.1)	(0.2)	(0.5)	(0.6)
Exclude depreciation and amortization	(1.7)	(1.2)	(3.3)	(2.4)

Adjusted Cost of Revenue	$29.0	$17.1	$58.2	$36.3
Gross Profit	$48.8	$33.2	$107.0	$72.0
Gross Margin	57.5%	58.8%	59.7%	59.5%

Adjusted Gross Profit	$50.5	$34.4	$110.3	$74.4
Adjusted Gross Margin	63.5%	66.8%	65.5%	67.2%

Previous Methodology

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$84.9	$56.5	$179.2	$121.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(5.3)	(4.8)	(10.2)	(9.8)
Marketing fees	(0.1)	(0.2)	(0.5)	(0.6)

Revenue Less Ancillary Services	$79.5	$51.5	$168.5	$110.7

Payment processing services costs	33.8	21.8	67.7	46.1
Hosting and amortization costs within technology and development	2.3	1.5	4.5	3.0

Cost of Revenue	$36.1	$23.3	$72.2	$49.1

Adjusted to:
Exclude printing and mailing costs	(5.3)	(4.8)	(10.2)	(9.8)
Offset marketing fees against related costs	(0.1)	(0.2)	(0.5)	(0.6)

Adjusted Cost of Revenue	$30.7	$18.3	$61.5	$38.7
Gross Profit	$48.8	$33.2	$107.0	$72.0
Gross Margin	57.5%	58.8%	59.7%	59.5%

Adjusted Gross Profit	$48.8	$33.2	$107.0	$72.0
Adjusted Gross Margin	61.4%	64.5%	63.5%	65.0%

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(16.8)	$(23.8)	$(20.5)	$(33.9)
Interest expense	0.1	0.3	0.2	0.5
Provision for income taxes	1.1	1.1	1.5	1.6
Depreciation and amortization	4.3	3.0	8.1	5.8

EBITDA	(11.3)	(19.4)	(10.7)	(26.0)
Stock-based compensation expense and related taxes	11.7	8.5	20.7	13.9
Change in fair value of contingent consideration	0.0	(0.9)	0.4	(1.0)
Interest income	(1.9)	(0.2)	(3.9)	(0.2)
(Gain) loss from remeasurement of foreign currency	0.8	5.3	(0.7)	7.6
Indirect taxes related to intercompany activity	—	0.1	0.1	0.2
Acquisition related employee retention costs	0.6	0.5	0.9	1.1

Adjusted EBITDA	$(0.1)	$(6.1)	$6.8	$(4.4)

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Transaction	Platform and Usage-Based Fee	Revenue	Transaction	Platform and Usage-Based Fee	Revenue
Revenue	$66.9	$18.0	$84.9	$143.1	$36.1	$179.2
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(5.3)	(5.3)	—	(10.2)	(10.2)
Marketing fees	(0.1)	—	(0.1)	(0.5)	—	(0.5)

Revenue Less Ancillary Services	$66.8	$12.7	$79.5	$142.6	$25.9	$168.5

Percentage of Revenue	78.8%	21.2%	100.0%	79.9%	20.1%	100.0%
Percentage of Revenue Less Ancillary Services	84.0%	16.0%	100.0%	84.6%	15.4%	100.0%

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022
	Transaction	Platform and Usage-Based Fee	Revenue	Transaction	Platform and Usage-Based Fee	Revenue
Revenue	$41.7	$14.8	$56.5	$90.3	$30.8	$121.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.8)	(4.8)	—	(9.8)	(9.8)
Marketing fees	(0.2)	—	(0.2)	(0.6)	—	(0.6)

Revenue Less Ancillary Services	$41.5	$10.0	$51.5	$89.7	$21.0	$110.7

Percentage of Revenue	73.8%	26.2%	100.0%	74.6%	25.4%	100.0%
Percentage of Revenue Less Ancillary Services	80.6%	19.4%	100.0%	81.0%	19.0%	100.0%

Revenue Less Ancillary Services at Constant Currency:

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Growth Rate	2023	2022	Growth Rate
Revenue	$84.9	$56.5	50.3%	$179.2	$121.1	48.0%
Ancillary services	(5.4)	(5.0)		(10.7)	(10.4)

Revenue Less Ancillary Services	79.5	51.5	54.4%	168.5	110.7	52.2%

Effects of foreign currency rate fluctuations	1.2	—		5.1	—

Revenue Less Ancillary Services at Constant Currency	$80.7	$51.5	56.7%	$173.6	$110.7	56.8%

	Guidance
	Three Months Ended September 30, 2023		Year Ended December 31, 2023
	Low	High	Low	High
Revenue	$121.0	$128.0	$392.0	$408.0
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	(4.9)	(5.7)	(18.4)	(25.7)
Marketing fees	(0.1)	(0.3)	(1.6)	(2.3)

Revenue Less Ancillary Services	$116.0	$122.0	$372.0	$380.0

Adjusted EBITDA	$24.0	$28.0	$33.0	$39.0